EXHIBIT 15



                                       LETTER OF CONSENT
                               RE: AUDITED FINANCIAL INFORMATION




         We hereby consent to the incorporation by reference of our report as of December 31, 2000 relating to the audited financial statements of DUCT Utility Construction & Technologies, Inc.. that are included in the Form 10-KSB for the year ended December 31, 2000, in the August 15, 2001 dated filing on Form S-8.

Robison, Hill & Co.